EXHIBIT 99.1


Wednesday March 29, 9:21 am Eastern Time

Company Press Release

SOURCE: Simione Central Holdings, Inc.

Simione  Central   Holdings,   Inc.  and  Confer  Software  Partner  to  Develop
Business-to-Business eCare Solutions for the Home Care Market


ATLANTA and REDWOOD CITY, Calif., March 29 /PRNewswire/ -- Simione Central Holdings, Inc. (Nasdaq: SCHI - news) and Confer Software today announced they have entered into an Enterprise Application Partnership Licensing Agreement. Confer Software provides eCare solutions -- Internet-based applications to optimize care management -- that enable document-centric, rule-based workflow processes to be quickly defined, implemented and managed via the Web. Under the agreement, Simione will use Confer's patented eProcess technology for eCare -- the ConferWeb(TM) Platform -- to develop business-to-business software applications for automating a wide range of intra- and inter-company transactions among home care providers, suppliers, payors, and physicians. These "B-to-B" applications will allow Simione's customers to more effectively and securely exchange information between Simione's suite of market-leading software applications for home care providers and third-party applications using the Internet.

     "We have already identified a number of projects for use of the ConferWeb system based on feedback from our STAT 2, MestaMed and Smart Clipboard customers, as well as our Simione Consulting division," said Bruce Dewey, president and chief executive officer of Simione Central Holdings, Inc. "We anticipate that the development of a variety of integrated, ConferWeb-based applications to automate business-to-business management processes will significantly enhance the utility of the Simione suite of software products."

     Using Confer's technology to develop integrated, Web-based, inter-company applications is particularly valuable in the rapidly evolving home care market, according to Charles Mead, M.D., chief science and technology officer of Simione Central Holdings, Inc.

     "Simione is committed to providing its customers with state-of-the-art software tools and services to facilitate their transition from visit-based, cost reimbursement to managed care, as well as the long-awaited Prospective Payment System (PPS) due from HCFA in October 2000," said Mead. "In the new paradigm of home healthcare, providers need to increase productivity by implementing and automating more highly structured operational and clinical processes. Confer's eCare technology will greatly facilitate our ability to deliver next-generation software solutions that should help tame the disconnected, distributed, and inefficient world of home care."

     Simione provides a complete range of information solutions to an installed customer base of more than 2,500 home care providers nationwide. Simione's customers range from independent home health agencies to divisions of integrated delivery systems encompassing multiple home care disciplines, including home health, home medical equipment and home infusion.

     "Simione Central Holdings' endorsement of the ConferWeb Platform further validates our patented eProcess technology," said Dale Sakai, president and chief executive officer of Confer Software. "By building their applications on ConferWeb, Simione will enable even more healthcare organizations to experience the dramatic benefits that Confer's eCare solutions continue to bring to the industry."

About Confer Software

     Based in Redwood City, Calif., Confer Software provides eCare solutions for disease management, case management, utilization management, wellness, and self-care, that interoperate on its patented ConferWeb(TM) technology -- the healthcare industry's first and most advanced process automation platform. Confer solutions securely coordinate the interactions among payors, providers, suppliers and healthcare consumers, delivering improved quality of care and outcomes, while drastically lowering clinical and administrative costs. Available at a customer's site or hosted remotely though the company's alliance with Exodus Communications, Confer's solutions are used by major healthcare organizations including Anthem Blue Cross Blue Shield, Mercy Health Services/GNA and Magellan Health.

About Simione Central Holdings, Inc.

     Simione Central provides information systems and consulting to hundreds of customers nationwide. Simione Central provides freestanding, hospital-based and multi-office home health care providers (including certified, private duty, staffing, HME, IV therapy, and hospice) with complete information solutions that address all aspects of home care operations. With offices nationwide, the company is headquartered in Atlanta.

Note regarding Private Securities Litigation Reform Act: Statements made in this press release which are not historical facts, including projections, statements of plans, objectives, expectations, or future economic performance, are forward-looking statements that involve risks and uncertainties and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The merger is subject to several conditions, including regulatory and shareholder approval. No assurance can be given that the merger will be completed on a timely basis, if at all. In addition, Simione's future financial performance could differ significantly from that set forth herein, and from the expectations of management. Important factors that could cause the Simione's financial performance to differ materially from past results and from those expressed in any forward-looking statements include, without limitation, variability in quarterly operating results, customer concentration, product acceptance, long sales cycles, long and varying delivery cycles, Simione's dependence on business partners, emerging technological standards, risks associated with acquisitions, risks associated with the Year 2000 problem and risk factors detailed from time to time in Simione's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

SOURCE: Simione Central Holdings, Inc.